UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 19, 2014

Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Peachtree Street, N.E., Ste. 688, Atlanta, GA		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (404) 659-2424

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2014, Oxford Industries, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders.  At the meeting, shareholders voted on the following items:

Proposal 1: All of the nominees for director were elected to serve on the Company’s Board of Directors for a three year term expiring in 2017 and until their respective successors are elected and qualified. The results of the election were as follows:

Name	For	Against	Abstain	Broker Non-Vote
J. Reese Lanier	14,611,638	141,258	16,544	1,111,836
Dennis M. Love	14,637,376	115,320	16,744	1,111,836
Clyde C. Tuggle	14,473,489	279,207	16,744	1,111,836

Proposal 2: The Company’s shareholders approved the Company’s Long-Term Stock Incentive Plan, as amended and restated, to preserve the tax deductibility of certain awards under the plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
14,411,275	255,872	102,293	1,111,836

Proposal 3: The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2014. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
15,604,297	170,445	106,534	N/A

Proposal 4: The Company’s shareholders approved, on an advisory basis, a resolution regarding the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
14,593,704	73,293	102,443	1,111,836

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

Date: June 19, 2014	By	/s/ Thomas E. Campbell
		Name:	Thomas E. Campbell
		Title:	Executive Vice President-Law and Administration, General Counsel and Secretary